EXHIBIT 99.1

Fogo de Chão, Inc. Reports Second Quarter 2016 Results

DALLAS, Aug. 09, 2016 (GLOBE NEWSWIRE) -- Fogo de Chão, Inc. (NASDAQ:FOGO) today reported financial results for its 13-week fiscal second quarter ended July 3, 2016.

Key Highlights for the Second Quarter of 2016 Include:

  Total revenue was $69.6 million for the 13-week quarter ending July 3, 2016, which represents 2.0% growth over the same quarter last year or 4.2% growth on a constant currency basis(1).
  Company-owned comparable restaurant sales decreased 1.6% on a constant currency basis.
  GAAP net income was $6.2 million compared to $2.5 million in the second quarter of 2015.
  Adjusted net income(2)was $6.3 million, or $0.22 per diluted share.
  Announced the partnership with Enany Group to open the first Fogo in Jeddah, Saudi Arabia which will be the Company’s second international joint venture restaurant.
  Completed construction on our suburban Philadelphia location that opened in King of Prussia Town Center on July 21, 2016.

(1) In order to assess how the business performed in the current period, the Company has adjusted the prior period on a constant currency basis. Constant currency calculations compare results between periods as if exchange rates had remained constant period-over-period. The Company compares the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.
 (2) Adjusted net income is a non-GAAP measure. A reconciliation of GAAP net income to adjusted net income is included in the accompanying financial data. See also "Non-GAAP Financial Measures" below.

“We continue to drive positive traffic in the US this quarter, up 0.6%, and our traffic outpaced our peers by 310 and 150 basis points as reported on the Knapp Track High End Steakhouses and Blackbox Upscale/Fine Dining group indexes,” said Larry Johnson, Chief Executive Officer of Fogo de Chão, Inc.  “In today’s softening sales environment, guests are placing greater emphasis on value, customization, variety and speed of service and we believe that our strategies are designed to deliver on these needs.”

Second Quarter 2016 Financial Results

Total revenue for the second quarter of 2016 was $69.6 million compared to $68.2 million in the second quarter of 2015.  The $1.3 million increase is attributable to new restaurant locations opened in the last 12 months, partially offset by a $1.4 million negative foreign exchange impact. On a constant currency basis, revenues for the second quarter increased 4.2% over the same quarter last year.  Company-owned comparable restaurant sales, which include both U.S. and Brazil restaurants, decreased 1.6%.

U.S. restaurant revenue increased 5.8% to $59.3 million in the second quarter of 2016 from $56.1 million in the second quarter of 2015 primarily due to new restaurant locations opened in the last 12 months, partially offset by U.S. company-owned comparable restaurant sales decrease of 1.1%.

Brazil restaurant revenue was $10.2 million in the second quarter of 2016 compared to $12.1 million in the second quarter of 2015.  The decrease in revenue compared to last year was driven largely by a $1.4 million foreign exchange impact, and a comparable restaurant sales decrease of 4.0% as the recession in Brazil continues to impact guests. Excluding the impact of foreign exchange, Brazil revenues for the second quarter decreased 4.3% over the prior year period on a constant currency basis.

GAAP net income for the second quarter of 2016 was $6.2 million, compared to $2.5 million in the second quarter of 2015.  Adjusted net income in the second quarter of 2016 was $6.3 million, or $0.22 per diluted share, compared to $7.3 million, or $0.25 per diluted share in the second quarter of 2015 on a constant currency basis. A reconciliation between GAAP net income and adjusted net income is included in the accompanying financial data.

Development Update

In addition to the restaurant opening in the King of Prussia Town Center, the Company currently plans to open as many as five additional restaurants during the remainder of Fiscal 2016, including three company operated domestic restaurants and two international joint venture restaurants.

Fogo de Chão’s three planned company-owned U.S. restaurants will open in cities where the brand has already developed a strong guest base and experienced proven success.

Dunwoody, GA – Building on the success of Fogo’s Buckhead location, its second Atlanta-area restaurant will open just north of the city in Dunwoody, renowned for its premium shopping, high-end restaurants and hotels, and family-focused cultural festivals.

Dallas Uptown, TX – Located in the heart of Uptown Dallas, this second area location will open at the corner of McKinney and Routh. With its luxury residences and a vibrant shopping, entertainment and social scene, Uptown is a lively and unique Dallas destination.

Tysons, VA – Known as “America’s next great city,” Tysons is home to a broad assortment of shopping, fine dining and hotels, making it a global travel destination and the ideal spot for Fogo’s second location in greater Washington D.C.

The Company’s two international locations are planned with joint venture partner the Enany Group in Saudi Arabia, and The Lacador Group in Mexico City. These new developments represent a strategic execution of Fogo’s plans to grow its international expansion in key markets via qualified joint venture partnerships.

The company has four signed leases and one letter of intent for planned 2017 and 2018 company owned locations.

As of July 3, 2016, the Company operated 41 company-owned restaurants, ten of which are in Brazil, and one joint venture restaurant in Mexico City.

Investors are reminded that the actual number and timing of new restaurant openings is subject to a number of factors outside of the Company's control including, but not limited to, weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

2016 Outlook

Given the external volatility, and the effect it can have on the Company’s small comp base, the Company is adjusting its guidance to cautiously reflect today’s softening sales environment.  Updated outlook is as follows:

Updated:

  Total revenue of $281 million to $285 million (previously $290 million to $294 million), exchange rate of 3.66 (previously assuming 3.84 Brazilian reais to 1 US dollar in the original guidance);
  Company-owned comparable restaurant sales of -1.5% to -2.5% (previously 0% to 1%);
  Restaurant contribution margin of 30.0% to 31.0% (previously 31.0% to 31.5%);
  Diluted net income per share(3) is expected to range between $0.85 and $0.89 (previously $0.93 and $0.96).

Unchanged:

  Opening as many as five to six restaurants including one international joint venture restaurant; and
  Capital expenditures of $28 million to $32 million;
  Pre-opening expenses of $3.4 million to $4.0 million;
  Depreciation expense of $14.7 million to $15.2 million;
  General and administrative expenses of $20 million to $21 million; and
  Tax rate of 32% to 33%.

(3) Adjusted diluted net income per share is a non-GAAP measure. The guidance includes current year adjustments included in the reconciliation of GAAP net income to adjusted net income in the accompanying financial data.  See also "Non-GAAP Financial Measures" below.

Guidance Policy

The Company intends to provide annual guidance as it relates to revenue, comparable restaurant sales growth, restaurant contribution margin, general and administrative expense, tax expense, and development schedule.  The Company expressly disclaims any duty to update this guidance.

Conference Call/ Webcast

The Company will host a conference call to discuss its second quarter 2016 financial results today at 5:00 PM Eastern Time. Hosting the call will be Larry Johnson, Chief Executive Officer, Barry McGowan, President, and Tony Laday, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (877) 407-0789 or for international callers by dialing (201) 689-8562. A replay will be available two hours after the call and can be accessed by dialing (877) 870-5176 or for international callers by dialing (858) 384-5517; the passcode is 13641514. The replay will be available through Tuesday, August 16, 2016.  The conference call will also be webcast live and later archived on Fogo’s corporate website at ir.fogodechao.com under the ‘News & Events’ section.

About Fogo de Chão

Fogo de Chão (fogo-dee-shoun) is a leading Brazilian steakhouse, or churrascaria, which has specialized for over 36 years in fire-roasting high-quality meats utilizing the centuries-old Southern Brazilian cooking technique of churrasco. Fogo delivers a distinctive and authentic Brazilian dining experience through the combination of high-quality Brazilian cuisine and a differentiated service model known as espeto corrido (Portuguese for "continuous service") delivered by gaucho chefs. Fogo offers its guests a tasting menu of a variety of meats including beef, lamb, pork and chicken, simply seasoned and carefully fire-roasted to expose their natural flavors, a gourmet Market Table with seasonal salads, soup and fresh vegetables, seafood, desserts, signature cocktails and an award-winning wine list. The first Fogo de Chão opened in Brazil in 1979. The Company currently operates 32 restaurants in the United States, 10 in Brazil and one joint venture restaurant in Mexico. Visit FOGO.com for more information.

Safe Harbor Statement

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, guidance, future plans, objectives and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. Forward-looking statements can also be identified by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “seeks,” “intends,” “targets” or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of future performance and actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in our recent annual report on Form 10-K for the fiscal year ended January 3, 2016 filed with the Securities and Exchange Commission, and our discussion of risks in our quarterly reports on Form 10-Q. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by applicable securities law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

The Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted net income (loss), and Adjusted weighted average shares (collectively the "non-GAAP financial measures"). The Company also presents certain results of operations on a constant currency basis to exclude the effects of foreign currency fluctuations. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the methods used by other companies.

Key Financial Data - Fiscal Quarter	Thirteen Week Periods Ended				Constant Currency (a)
(in thousands, except restaurant and per share amounts)	July 3, 2016	June 28, 2015	Change	Change	June 28, 2015	Change	Change

Comparable Store Sales:
U.S.	-1.1%	4.2%
Brazil	-4.0%	-1.1%
Consolidated	-1.6%	3.3%

Restaurants opened during period	-	2
Restaurants open at period end	42	37

Revenue(b):
U.S.(c)	$59,326	$56,090	$3,236	5.8%
Brazil	$10,203	$12,103	$(1,900)	-15.7%	$10,660	$(457)	-4.3%
Consolidated	$69,550	$68,210	$1,340	2.0%	$66,767	$2,783	4.2%

Adjusted EBITDA attributable to Fogo de Chão, Inc.	$14,795	$15,613	$(818)	-5.2%	$15,329	$(534)	-3.5%

Net income attributable to Fogo de Chão, Inc.	$6,190	$2,461	$3,729	151.5%	$2,286	$3,904	170.8%
Adjusted Net income attributable to Fogo de Chão, Inc.	$6,272	$7,294	$(1,022)	-14.0%	$7,141	$(869)	-12.2%

Diluted Earnings Per Share	$0.21	$0.10	$0.11	110.0%	$0.10	$0.11	110.0%
Adjusted Diluted Earnings Per Share	$0.22	$0.25	$(0.03)	-12.0%	$0.25	$(0.03)	-12.0%

Key Financial Data - Fiscal Year	Twenty-Six Week Periods Ended				Constant Currency (a)
(in thousands, except restaurant and per share amounts)	July 3, 2016	June 28, 2015	Change	Change	June 28, 2015	Change	Change

Comparable Store Sales:
U.S.	-0.1%	2.2%
Brazil	-1.1%	0.4%
Consolidated	-0.3%	1.9%

Restaurants opened during period	1	3
Restaurants open at period end	42	37

Revenue(b):
U.S.(c)	$119,969	$110,792	$9,177	8.3%
Brazil	$18,398	$22,346	$(3,948)	-17.7%	$18,117	$281	1.6%
Consolidated	$138,407	$133,169	$5,238	3.9%	$128,940	$9,467	7.3%

Adjusted EBITDA attributable to Fogo de Chão, Inc.	$28,889	$30,551	$(1,662)	-5.4%	$29,721	$(832)	-2.8%

Net income attributable to Fogo de Chão, Inc.	$12,160	$7,126	$5,034	70.6%	$6,652	$5,508	82.8%
Adjusted Net Income attributable to Fogo de Chão, Inc.	$12,397	$13,743	$(1,346)	-9.8%	$13,317	$(920)	-6.9%

Diluted Earnings Per Share	$0.42	$0.30	$0.12	40.0%	$0.28	$0.14	50.0%
Adjusted Diluted Earnings Per Share	$0.43	$0.49	$(0.06)	-12.2%	$0.47	$(0.04)	-8.5%

(a) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.
(b) We have two operating segments: United States and Brazil. Our joint venture in Mexico is included in the United States for segment reporting purposes as the operations of the joint venture are monitored by the United States segment management.
(c) U.S. revenue excludes gift card breakage revenue.

Fogo de Chão, Inc.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share amounts)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015

Revenue	$69,550	$68,210	$138,407	$133,169
Restaurant operating costs:
Food and beverage costs	20,237	20,747	39,421	39,911
Compensation and benefit costs	15,834	15,926	32,009	30,026
Occupancy and other operating expenses (excluding depreciation and amortization)	12,950	11,387	25,624	22,561
Total restaurant operating costs	49,021	48,060	97,054	92,498
Marketing and advertising costs	1,753	1,869	3,411	3,271
General and administrative costs	4,791	17,178	10,409	22,886
Pre-opening costs	524	478	1,032	1,481
Loss on extinguishment of debt		5,991	—	5,991
Depreciation and amortization	3,882	3,133	7,628	6,137
Other operating (income) expense, net	(149)	(55)	(204)	(168)
Total costs and expenses	59,822	76,654	119,330	132,096
Income (loss) from operations	9,728	(8,444)	19,077	1,073
Other income (expense):
Interest expense, net of capitalized interest	(1,094)	(3,813)	(2,220)	(7,741)
Interest income	491	150	886	321
Other income (expense), net	(3)	7	(3)	5
Total other expense, net	(606)	(3,656)	(1,337)	(7,415)
Income (loss) before income taxes	9,122	(12,100)	17,740	(6,342)
Income tax expense (benefit)	3,056	(14,581)	5,682	(13,329)
Net income	6,066	2,481	12,058	6,987
Less: Net income (loss) attributable to noncontrolling interest	(124)	20	(102)	(139)
Net income attributable to Fogo de Chão, Inc.	$6,190	$2,461	$12,160	$7,126
Net income	$6,066	$2,481	$12,058	$6,987
Other comprehensive income (loss):
Currency translation adjustment	8,212	2,743	16,115	(12,587)
Total other comprehensive income (loss)	$8,212	$2,743	$16,115	$(12,587)
Comprehensive income (loss)	14,278	5,224	28,173	(5,600)
Less: Comprehensive loss attributable to noncontrolling interest	(281)	(35)	(256)	(69)
Comprehensive income (loss) attributable to Fogo de Chão, Inc.	$14,559	$5,259	$28,429	$(5,531)
Earnings per common share attributable to Fogo de Chão, Inc.:
Basic	$0.22	$0.11	$0.43	$0.31
Diluted	$0.21	$0.10	$0.42	$0.30
Weighted average common shares outstanding:
Basic	28,086,942	23,120,019	28,082,240	22,974,204
Diluted	28,880,226	23,852,895	28,898,149	23,472,964

Reconciliation to Adjusted Net Income attributable to Fogo de Chão, Inc.(a)
(in thousands, except share and per share amounts)
	Thirteen Week Periods Ended		Constant Currency(m)
	July 3, 2016	June 28, 2015	June 28, 2015

Net income attributable to Fogo de Chão, Inc.	$6,190	$2,461	$2,286
Credit facility interest adjustment(b)	—	2,755	2,755
Loss on extinguishment/modification of debt(c)	—	5,991	5,991
Share-based compensation(d)	—	5,964	5,964
Management and consulting fees(e)	—	7,796	7,796
Retention agreement payments(f)	—	312	312
IPO related expenses(g)	—	398	398
Recurring public company costs(h)	—	(250)	(250)
Other non-recurring expenses(i)	124	—	—
Income tax expense(j)	3,039	(14,581)	(14,634)
Pre-tax adjusted net income	9,353	10,846	10,618
Estimated tax provision(k)	3,081	3,552	3,477
Adjusted net income attributable to Fogo de Chão, Inc.	$6,272	$7,294	$7,141

Adjusted net income per common share attributable to Fogo de Chão, Inc.:
Basic	$0.22	$0.26	$0.26
Diluted	$0.22	$0.25	$0.25

Weighted average common shares outstanding:
Basic	28,086,942	23,120,019	23,120,019
Diluted	28,880,226	23,852,895	23,852,895
Adjusted basic shares outstanding(l)	28,086,942	27,914,782	27,914,782
Adjusted diluted shares outstanding(l)	28,880,226	28,647,658	28,647,658

(a) Excludes impacts attributable to our joint venture in Mexico.
(b) Credit facility interest represents the adjustment to interest expense that would have been recorded if the extinguishment of our 2012 Credit Facility had occurred at the beginning of Fiscal 2014.
(c) Consists primarily of non-cash charges resulting from the extinguishment or our 2012 Credit Facility. For the thirteen week period ended June 28, 2015, includes $250 pre-payment premium and $76 in legal and other expenses paid in connection with the termination.
(d) For the thirteen week period ended June 28, 2015, includes $5,658 of compensation expense recognized upon the closing of the IPO attributable to the vesting of stock options.
(e) Consists primarily of payments to an affiliate of THL and advisors engaged by an affiliate of THL for advisory and consulting services. For the thirteen week period ended June 28, 2015, includes the $7,544 fee paid to an affiliate of THL as a result of the termination of the advisory services agreement with that affiliate.
(f) Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in Fiscal 2012. The final payments under these agreements were paid in October 2015.
(g) Consists primarily of external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the Sarbanes-Oxley Act and external auditor fees incurred for review of all fiscal quarters included in the registration statement.
(h) Recurring public company costs represent estimated costs that we would have incurred if the IPO had occurred at the beginning of Fiscal 2014.
(i) Consists of one-time expenses related to legal and accounting fees.
(j) Consists of recorded income tax expense for the period. Actual taxes are added back and recalculated against pre-tax adjusted net income. Refer to (k).
(k) Our effective tax rate for the second quarter of Fiscal 2016 is 33.5%. Our estimated effective tax rate for the second quarter of Fiscal 2015 is 120.5% before discrete items.
(l) Weighted average common shares outstanding (basic and dilutive) for the prior periods have been adjusted and recalculated as if the IPO had occurred at the beginning of Fiscal 2014. The number of dilutive shares was recalculated using the treasury stock method, using the average market price from the date of the IPO through the end of the second quarter of Fiscal 2016.
(m) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

Reconciliation to Adjusted Net Income attributable to Fogo de Chão, Inc.(a)
(in thousands, except share and per share amounts)
	Twenty-Six Week Periods Ended		Constant Currency(m)
	July 3, 2016	June 28, 2015	June 28, 2015

Net income attributable to Fogo de Chão, Inc.	$12,160	$7,126	$6,652
Credit facility interest adjustment(b)	—	5,510	5,510
Loss on extinguishment/modification of debt(c)	—	5,991	5,991
Share-based compensation(d)	—	6,094	6,094
Management and consulting fees(e)	—	8,137	8,137
Retention agreement payments(f)	—	624	624
IPO related expenses(g)	—	782	782
Recurring public company costs(h)	—	(500)	(500)
Other non-recurring expenses(i)	348	—	—
Income tax expense(j)	5,647	(13,329)	(13,488)
Pre-tax adjusted net income	18,155	20,435	19,802
Estimated tax provision(k)	5,758	6,692	6,485
Adjusted Net income attributable to Fogo de Chão, Inc.	$12,397	$13,743	$13,317

Adjusted net income per common share attributable to Fogo de Chão, Inc.:
Basic	$0.44	$0.49	$0.48
Diluted	$0.43	$0.49	$0.47

Weighted average common shares outstanding:
Basic	28,082,240	22,974,204	22,974,204
Diluted	28,898,149	23,472,964	23,472,964
Adjusted basic shares outstanding(l)	28,082,240	27,768,967	27,768,967
Adjusted diluted shares outstanding(l)	28,898,149	28,267,727	28,267,727

(a) Excludes impacts attributable to our joint venture in Mexico.
(b) Credit facility interest represents the adjustment to interest expense that would have been recorded if the extinguishment of our 2012 Credit Facility had occurred at the beginning of Fiscal 2014.
(c) Consists primarily of non-cash charges resulting from the extinguishment or our 2012 Credit Facility. For the twenty-six week period ended June 28, 2015, includes $250 pre-payment premium and $76 in legal and other expenses paid in connection with the termination.
(d) For the twenty-six week period ended June 28, 2015, includes $5,658 of compensation expense recognized upon the closing of the IPO attributable to the vesting of stock options.
(e) Consists primarily of payments to an affiliate of THL and advisors engaged by an affiliate of THL for advisory and consulting services. For the twenty-six week period ended June 28, 2015, includes the $7,544 fee paid to an affiliate of THL as a result of the termination of the advisory services agreement with that affiliate.
(f) Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in Fiscal 2012. The final payments under these agreements were paid in October 2015.
(g) Consists primarily of external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the Sarbanes-Oxley Act and external auditor fees incurred for review of all fiscal quarters included in the registration statement.
(h) Recurring public company costs represent estimated costs that we would have incurred if the IPO had occurred at the beginning of Fiscal 2014.
(i) Consists of one-time expenses related to the realignment of management of the Brazilian subsidiaries, the legal transfer of the Brazilian subsidiaries to the Company’s Dutch holding company to support the Company’s expansion into international markets and other one time legal and accounting fees.
(j) Consists of recorded income tax expense for the period. Actual taxes are added back and recalculated against pre-tax adjusted net income. Refer to (k).
(k) Our effective tax rate for the twenty-six week period ended July 3, 2016 is 32.0%. Our estimated effective tax rate for the twenty-six week period ended June 28, 2015 is 210.2% before discrete items.
(l) Weighted average common shares outstanding (basic and dilutive) for the prior periods have been adjusted and recalculated as if the IPO had occurred at the beginning of Fiscal 2014. The number of dilutive shares was recalculated using the treasury stock method, using the average market price from the date of the IPO through the end of the second quarter of Fiscal 2016.
(m) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

Reconciliation Adjusted EBITDA attributable to Fogo de Chão, Inc.(a):
(in thousands)
	Thirteen Week Periods Ended		Constant Currency(i)
	July 3, 2016	June 28, 2015	June 28, 2015

Net income attributable to Fogo de Chão, Inc.	$6,190	$2,461	$2,286
Depreciation and amortization expense	3,814	3,089	3,038
Interest expense, net	1,094	3,813	3,813
Interest income	(491)	(150)	(133)
Income tax expense (benefit)	3,039	(14,581)	(14,634)
EBITDA	13,646	(5,368)	(5,630)
Pre-opening costs	491	334	312
Loss on extinguishment of debt(b)	—	5,991	5,991
Share-based compensation(c)	285	5,964	5,964
Management and consulting fees(d)	—	7,796	7,796
Retention agreement payments(e)	—	312	312
IPO related expenses(f)	—	398	398
Non-cash adjustments(g)	249	186	186
Non-recurring expenses (h)	124	—	—
Adjusted EBITDA attributable to Fogo de Chão, Inc.	$14,795	$15,613	$15,329

(a) Excludes impacts attributable to our joint venture in Mexico.
(b) Consists primarily of non-cash charges resulting from the extinguishment or our 2012 Credit Facility. For the thirteen week period ended June 28, 2015, includes $250 pre-payment premium and $76 in legal and other expenses paid in connection with the termination.
(c) For the thirteen week period ended June 28, 2015, includes $5,658 of compensation expense recognized upon the closing of our IPO attributable to the vesting of stock options.
(d) Consists primarily of payments to an affiliate of THL and advisors engaged by an affiliate of THL for advisory and consulting services. For the thirteen week period ended June 28, 2015, includes the $7,544 fee paid to an affiliate of THL as a result of the termination of the advisory services agreement with that affiliate.
(e) Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in 2012. The final payments under these agreements were paid in October 2015.
(f) Represents external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the Sarbanes-Oxley Act and external auditor fees incurred for review of all fiscal quarters included in the registration statement.
(g) Consists of non-cash portion of straight line rent expense.
(h) Consists of one-time expenses related to legal and accounting fees.
(i) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

Reconciliation Adjusted EBITDA attributable to Fogo de Chão, Inc.(a):
(in thousands)
	Twenty-Six Week Periods Ended		Constant Currency(i)
	July 3, 2016	June 28, 2015	June 28, 2015

Net income attributable to Fogo de Chão, Inc.	$12,160	$7,126	$6,652
Depreciation and amortization expense	7,492	6,093	5,917
Interest expense, net	2,220	7,742	7,742
Interest income	(886)	(322)	(260)
Income tax expense (benefit)	5,647	(13,329)	(13,488)
EBITDA	26,633	7,310	6,563
Pre-opening costs	999	1,183	1,112
Loss on extinguishment of debt(b)	—	5,991	5,991
Share-based compensation(c)	412	6,094	6,094
Management and consulting fees(d)	—	8,137	8,137
Retention agreement payments(e)	—	624	624
IPO related expenses(f)	—	782	782
Non-cash adjustments(g)	497	430	418
Non-recurring expenses (h)	348	—	—
Adjusted EBITDA attributable to Fogo de Chão, Inc.	$28,889	$30,551	$29,721

(a) Excludes impacts attributable to our joint venture in Mexico.
(b) Consists primarily of non-cash charges resulting from the extinguishment or our 2012 Credit Facility. For the twenty-six week period ended June 28, 2015, includes $250 pre-payment premium and $76 in legal and other expenses paid in connection with the termination.
(c) For the twenty-six week period ended June 28, 2015, includes $5,658 of compensation expense recognized upon the closing of our IPO attributable to the vesting of stock options.
(d) Consists primarily of payments to an affiliate of THL and advisors engaged by an affiliate of THL for advisory and consulting services. For the twenty-six week period ended June 28, 2015, includes the $7,544 fee paid to an affiliate of THL as a result of the termination of the advisory services agreement with that affiliate.
(e) Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in 2012. The final payments under these agreements were paid in October 2015.
(f) Represents external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the Sarbanes-Oxley Act and external auditor fees incurred for review of all fiscal quarters included in the registration statement.
(g) Consists of non-cash portion of straight line rent expense.
(h) Consists of one-time expenses related to the realignment of management of the Brazilian subsidiaries, the legal transfer of the Brazilian subsidiaries to the Company’s Dutch holding company to support the Company’s expansion into international markets and other one time legal and accounting fees.
(i) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

Supplemental Selected Constant Currency Adjustment Information

	Thirteen Week Periods Ended
Constant Currency reconciliation	July 3, 2016	June 28, 2015

Revenue as reported	$69,550	$68,210
Effect of foreign currency(a)	—	(1,443)
Revenue at constant currency	$69,550	$66,767

Adjusted EBITDA	$14,795	$15,613
Effect of foreign currency(a)	—	(284)
Adjusted EBITDA at constant currency	$14,795	$15,329
Adjusted EBITDA margin at constant currency	21.3%	23.0%

Restaurant contribution	$20,529	$20,150
Effect of foreign currency(a)	—	(430)
Restaurant contribution at constant currency	$20,529	$19,720
Restaurant contribution margin at constant currency	29.5%	29.5%

	Twenty-Six Week Periods Ended
Constant Currency reconciliation	July 3, 2016	June 28, 2015

Revenue as reported	$138,407	$133,169
Effect of foreign currency(a)	—	(4,229)
Revenue at constant currency	$138,407	$128,940

Adjusted EBITDA	$28,889	$30,551
Effect of foreign currency(a)	—	(830)
Adjusted EBITDA at constant currency	$28,889	$29,721
Adjusted EBITDA margin at constant currency	20.9%	23.1%

Restaurant contribution	$41,353	$40,671
Effect of foreign currency(a)	—	(1,206)
Restaurant contribution at constant currency	$41,353	$39,465
Restaurant contribution margin at constant currency	29.9%	30.6%

(a) As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of certain results on a constant currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We use results on a constant currency basis as one measure to evaluate our performance. We calculate constant currency by retranslating results across all prior periods presented using a derived exchange rate for the most current year periods presented based on actual results. The tables set forth below calculate constant currency at a foreign currency exchange rate of 3.4961 and 3.6654 Brazilian reais to 1 US dollar, which represents the derived exchange rate for the thirteen week and twenty-six week periods ended July 3, 2016, respectively, calculated as explained above. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

Fogo de Chão, Inc.
UNAUDITED SELECTED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	As of	As of
	July 3, 2016	June 28, 2015
Cash and cash equivalents	$27,512	$24,919
Total assets	503,271	484,577
Long-term debt, including current portion	157,000	165,000
Deferred taxes	17,078	13,033
Total liabilities	221,561	232,023
Total Fogo de Chão, Inc. shareholders' equity	279,553	250,611
Total equity	281,710	252,554

Investor Contact:

IR@fogodechao.com
(972) 361-6225

Media Contact:

Joy Murphy, ICR
Joy.Murphy@icrinc.com
(646) 277‐1242